EXHIBIT (4)(1)

Ross Miller

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89707-4299

(775) 684-5708

Website: secretaryofstate.biz

FILED: 2:11 PM 03/08/2008

Document #: 20080186078-20

Entity #: E0315782007-3

CERTIFICATE OF CHANGE PURSUANT

TO

NRS 78.209

FOR

NEVADA PROFIT CORPORATIONS

1.

Name of Corporation:

Brighton Oil and Gas, Inc.

2.

The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.

The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change: 300,000,000 common par value: .001

4.

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 30,000,000 common par value: .001

5.

The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 1,327,199.

6.

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares, all rounded up.

7.

Effective date of filing (optional): 3/31/08 (must not be later than 90 days after the certificate is filed)

8.

Officer Signature: x

/s/

President

Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.209  Revised: 01-6-2007

Minutes of the

Special Meeting of the Board of Directors

of

BRIGHTON OIL AND GAS, INC.

15851 Dallas Parkway, Suite 190

Addison, TX 75001

Office: (972) 450-5995

March 14, 2008

Whereas, the undersigned, being all of the Directors of Brighton Oil and Gas, Inc., believe it is in the best interest of the shareholders to reverse split the stock of the company on a 1 for 10 basis, and

Whereas, in accordance with NRS § 78.207, shareholder approval of a reverse split is not required where the company also decreases the total number of its authorized shares in an equal ration to the reverse split, and

Whereas, subject to approval by a majority of the company’s shareholders, the Directors of Brighton Oil and Gas, Inc. believe it is in the best interest of the shareholders to amend the company’s articles of incorporation and change its name to the following:

Gulf Onshore, Inc.

Be it therefore resolved that the companies common stock is hereby reverse split on a 1 for 10 basis and a certificate of change be filed with the state of Nevada for Brighton Oil and Gas, Inc. to reflect the reverse split, the record date should be set as soon as possible to permit an effective date of no later than March 31, 2008. Any fractional share resulting from the reverse split shall be rounded up and become a whole, single share.

Be it further resolved that the effective date is hereby set for March 31, 2008, and the officers of the company are authorized to make any and all filings necessary to affect this split.

Be it further resolved that upon approval by a majority of the shareholders the name of the company shall be changed to Gulf Onshore, Inc. and a certificate of amendment be filed with the State of Nevada reflecting this change.

 /s/ Jefferey Joyce

Jeffery Joyce, President and Director

 /s/ Dean Elliott

Dean Elliott, Director and Secretary

ACTION BY WRITTEN CONSENT

OF THE

MAJORITY SHAREHOLDERS

OF

BRIGHTON OIL AND GAS, INC.

IN LIEU OF SPECIAL MEETING

The undersigned (see attached e-mail), constituting the holder of approximately 68% of the issued and outstanding common stock of BRIGHTON OIL AND GAS, INC., a Nevada Corporation (the “Company”), hereby consents to and adopts the following resolutions:

WHEREAS, the Directors of the company deem it advisable and in the best interests of the Company to amend its articles of incorporation to change its name to:

Gulf Onshore, Inc.

NOW, THEREFORE, BE IT RESOLVED, that the board of directors is hereby authorized to take any and all actions necessary to amend the articles of incorporation to effect the referenced name change.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 13th day of March, 2008. This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same Consent.

K& D Equity Investments, Inc.

(5,000,000 shares of record)

By  /s/ Signature

Authorized Officer

Summitt Oil and Gas

(4,000,000 shares of record)

By  /s/ Signature

Attorney-in-Fact